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                                                                    Exhibit 10.2

Change in Control Contract
Page 37


CHANGE IN CONTROL AGREEMENT


     THIS AGREEMENT dated as of March 22, 1999 between AXIOHM TRANSACTION SOLUTIONS, INC., a California corporation (the "Company") and Nicolas Dourassoff, (the "Executive").



RECITALS
A. WHEREAS, the Company and Executive have agreed to conditions as outlined in an employment letter dated March 15, 1998, (the Employment Letter):

B. It is possible that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company.

C. The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholder.

D. The Board believes that it is imperative to provide the Executive with certain severance benefits upon Executive's termination of employment following a Change of Control which provides the Executive with enhanced financial security and provides incentive and encouragement to the Executive to remain with the Company notwithstanding the possibility of a Change of Control.


     IN CONSIDERATION of the mutual obligations and agreements contained herein and intending to be legally bound hereby, the Executive and the Company agree as follows:

     1.   TERM OF AGREEMENT


THIS AGREEMENT SHALL BECOME EFFECTIVE AS OF THE DATE SET FORTH ABOVE (THE "EFFECTIVE DATE"), AND SHALL TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT IF:
(a) A CHANGE IN CONTROL (AS DEFINED HEREIN) SHALL NOT HAVE OCCURRED WITHIN TWO YEARS FROM THE EFFECTIVE DATE OR (b) PRIOR TO A CHANGE OF CONTROL, THE EXECUTIVE CEASES, FOR ANY REASON, TO BE AN EMPLOYEE OF THE COMPANY, EXCEPT THAT IF THE EXECUTIVE'S STATUS AS AN EMPLOYEE OF THE COMPANY IS TERMINATED BY THE COMPANY PRIOR TO A CHANGE IN CONTROL AND IT IS REASONABLY DEMONSTRATED THAT SUCH TERMINATION (i) WAS AT THE REQUEST OF A PERSON OR ENTITY WHO OR WHICH HAS TAKEN STEPS REASONABLY CALCULATED TO EFFECT AN IMMINENT CHANGE IN CONTROL OR (ii) OTHERWISE AROSE IN CONNECTION WITH OR IN ANTICIPATION OF AN IMMINENT CHANGE IN CONTROL, THEN THIS AGREEMENT SHALL REMAIN EFFECTIVE.

     2.   EMPLOYMENT STATUS


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THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT THE EXECUTIVE'S EMPLOYMENT
RELATIONSHIP IS GOVERNED SOLELY BY THE EMPLOYMENT LETTER OF MARCH 15, 1998 AND THE EXECUTION OF THE AGREEMENT DOES NOT AND IS NOT INTENDED TO GIVE THE EXECUTIVE ANY GREATER EMPLOYMENT RIGHTS THAN ARE SET FORTH IN THE EMPLOYMENT LETTER.


     3.   CERTAIN DEFINITIONS

     A.   "Change in Control" means the following:

          (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) other than Patrick Dupuy or Gilles Gibier becomes the "beneficial owner" (as defined in Rule 13d-3 under said
                    Act)("Beneficial Owner"), directly or indirectly, of securities of the Company representing Thirty-Five percent (35%), or more of the total voting power represented by the Company's then outstanding voting securities, unless Patrick Dupuy and Gilles Gibier in aggregate are still beneficial owners, directly or indirectly, of a higher percentage than such person.

          (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination;

           (iii) the Company's shareholders or the Company's Board of Directors shall approve any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's voting common shares (the "Common Shares") would be converted to cash, securities, and/or other property, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as they had in the Common Shares immediately before;

            (iv) any sale, lease exchange, or other transfer (in one transaction or a series of related transactions) of 50% of the assets or earning power of the Company;

             (v)    the liquidation or dissolution of the Company.



     B. GOOD REASON Executive shall have been deemed to have terminated his employment for "Good Reason." Good Reason shall mean:

     (i) without the Executive's express written consent, a material reduction of the Executive's duties, title, authority or responsibilities, relative to the Executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to the Executive of such reduced duties, title, authority, or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example when the Chief Financial Officer of the Company remains as such following a Change of Control and is not made the Chief Financial Officer of the acquiring corporation) shall not constitute "Good Reason;"

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     (ii) without the Executive's express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction;

     (iii) a reduction by the Company in the base salary of the Executive as in effect immediately prior to such reduction;

     (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Executive was entitled immediately prior to such reduction with the result that the Executive's overall benefits package is materially reduced;

     (v) the relocation of the Executive to a facility or location more than Twenty-Five (25) miles from the Executive's then present location, without the Executive's express written consent;

     (vi) any purported termination of the Executive by the Company which is not effected by Disability or for Cause, or any purported termination for which the grounds relied upon are not valid;

     (vii) the failure of the Company to obtain the assumption of this agreement by any successor;

     (viii) any act or set of facts or circumstances which would, under Pennsylvania case law or statute constitute a constructive termination of the Executive.


     C.   "Annual Compensation" means an amount equal to the sum of Executive's
          (i) annual Company salary at the highest rate in effect in the twelve months immediately preceding the Change of Control, and (ii) 100% of the Executive's annual target bonus as in effect immediately prior to the Change of Control, (iii) 100% tuition supplement, (iv) 100% of car allowance. Annual Compensation shall not include any other severance compensation the Executive was entitled to receive under the Employment Letter or otherwise established plan or practice of the Company.

     D. "Cause" shall mean (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an employee, (ii) Executive's conviction or (or pleas of guilty or no contest to) a felony, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties, continued substantial violations by the Executive of the Executive's obligations to the Company which are demonstrably willful and deliberate on the Executive's part.

     4.   SEVERANCE UPON THE HAPPENING OF CERTAIN EVENTS

     TERMINATION OTHER THAN FOR CAUSE: TERMINATION FOR GOOD REASON; DEATH; PERMANENT AND TOTAL DISABILITY. If the Executive's employment (i) is terminated by the Company other than for Cause (as defined herein), (ii) is terminated by the Executive for Good Reason (as defined herein), (iii) terminates due to Employee's death or "permanent and total disability" (as such term is defined under Internal Revenue Code Section 22(e)(3) or its successor provision), in any case within (x) Twelve (12) months following the Change of Control (as defined herein) and (y) Twenty-Four (24) months following the Effective Date, then the Executive shall receive the following severance from the Company:

     (1) LUMP SUM SEVERANCE PAYMENT A cash payment in an amount equal to 299% of the Executive's Annual Compensation (as defined above). Any such severance payment shall be paid by the Company to the Executive (or to the Executive's successors in interest) in cash and in full, not later than thirty (30) calendar days following the termination date. This severance payment shall be in lieu of any other severance compensation to which the executive was otherwise entitled.

     (2) CONTINUED EXECUTIVE BENEFITS One hundred percent (100%) of Company-paid health, dental, and vision insurance coverage at the same level of coverage as was provided to Executive immediately prior to the Change of Control (the "Company-Paid Coverage"). If

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          such coverage included the Executive's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) a period of one (1) year from termination or (ii) the date upon which the Executive and his dependents become covered under another employer's group health, dental, vision, long-term disability or life insurance plans that provide Executive and his dependents with comparable benefits and level of coverage. For purposes of Title X of the consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for the Executive and his dependents shall be the date upon which the Company-Paid Coverage terminates.



     (3) CERTAIN EXPENSES In addition to the above, as the Executive relocated to the United States from another country, if the Executive relocates to Europe within Twelve (12) months after termination, the Company shall pay the reasonable expenses of such move. The expenses of the move and any real estate commission payable upon the sale of his residence in the U.S., if not offered by new employer.

5.   CONFIDENTIALITY

     The Executive acknowledges that information concerning the method and conduct of the Company's (and any affiliate's) business, including, without limitation, strategic and marketing plans, budgets, corporate practices and procedures, financial statements, customer and supplier information, formulae, formulation information, application technology, manufacturing information, and laboratory test methods and all of the Company's (and any affiliate's) manuals, documents, notes, letters, records, and computer programs are the Company's (and/or the Company's affiliate's, as the case may be), trade secrets ("Trade Secrets") and are the sole and exclusive property of the Company (and/or the Company's affiliate's, as the case may be). The Executive agrees that at no time during or following his employment with the Company will he use, divulge, or pass on, directly or through any other individual or entity, any Trade Secrets. Upon termination of the Executive's employment with the Company, regardless of the reason for such termination or at any other time upon the Company's request, the Executive agrees to forthwith surrender to the Company any and all materials in his possession or control which include or contain any such Trade Secrets. The words "Trade Secrets" do not include information already known to the public through no act or failure to act on the part of the Executive, required by law to be disclosed, or which can be clearly shown by written records to have been known by the Executive prior to his employment with the Company.

6.   SET-OFF MITIGATION

     Subject to Section 4(a)(1), the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action which the Company may have against the Executive or others. In no event, shall the Executive be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

7.   ARBITRATION: COSTS AND EXPENSE OF ENFORCEMENT

     (a) Except as otherwise provided in Section 4 hereof, any controversy or claim arising out of or relating to this Agreement or the breach thereof which cannot be promptly resolved by the parties shall be promptly submitted to and settled exclusively by arbitration in the City of Philadelphia, Pennsylvania in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Company, one by the Executive, and the third of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as

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     provided in this Section 7. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (b)In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) his reasonable attorney's fees and costs and expenses in connection with the enforcement of his said rights (including those incurred in or related to any arbitration proceedings provided for in subsection (a) above and the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrators or a court shall determine that under the circumstances recovery by the Executive of all or apart of any such fees and costs and expenses would be unjust.


8.   NOTICES

     Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing, and if hand delivered, or if sent by registered or certified mail, if to the Executive, at the last address he had filed in writing with the Company or if to the Company, at its principal Executive offices. Notices, requests, etc. shall be effective when actually received by the addressee or at such address.

9.   ASSIGNMENT AND BENEFITS.

     (a) This Agreement is personal to the Executive and shall not be assignable by the Executives, by operation of law, or otherwise without the prior written consent of the Company otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.


     (b) This agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any subsidiary of the Company to which the Company may assign any of its rights hereunder; provided, however, that no assignment of this Agreement by the Company, by operation of law, or otherwise, shall relieve it of its obligations hereunder except an assignment of this Agreement to, and its assumption by, a successor pursuant to subsection (c) below.

     (c) The Company shall require any successor (whether direct or indirect, by purchase, merger consolidation operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, but irrespective of any such assignment or assumption, this Agreement shall issue to the benefit of and be binding upon such a successor. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

10.  GOVERNING LAW

     The provisions of this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws.

11.  ENTIRE AGREEMENT

     This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof, and it may not be altered or amended except by an agreement in writing. In the event of a conflict between the terms hereof and the terms of the employment letter, the terms hereof shall control.

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12.  NO WAIVER

     The failure to insist upon strict compliance with any provision of this Agreement by any party shall not be deemed to be a waiver of any future noncompliance with such provision or of noncompliance with any other provision.


13.  SEVERABILITY

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.


14.  WITHHOLDING

     All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes to the extent required by law.


     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth above.


     COMPANY                  AXIOHM TRANSACTION SOLUTIONS, INC.



                              By:
                                 ---------------------------------------


                              ------------------------------------------
                              Print Name


                              ------------------------------------------
                              Title


          EXECUTIVE           ------------------------------------------
                              Signature


                              ------------------------------------------
                              Print Name



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